Exhibit 99.2

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of the Schedule 13D to which this Agreement is an exhibit (and any further amendment filed by them) with respect to the shares of Common Shares of Sphere 3D Corporation. This agreement may be executed simultaneously in any number of counterparts, all of which together shall constitute one and the same instrument.

CYRUS CAPITAL PARTNERS, L.P.
By: Cyrus Capital Partners GP, L.L.C., its general partner

By:	/s/ Stephen C. Freidheim
Name: Stephen C. Freidheim Title: Manager

CRESCENT 1, L.P. By: Cyrus Capital Advisors, L.L.C., its general partner By: Cyrus Capital Partners GP, L.L.C., its managing member

By:	/s/ Stephen C. Freidheim
Name: Stephen C. Freidheim Title: Manager

CRS MASTER FUND, L.P. By: Cyrus Capital Advisors, L.L.C., its general partner By: Cyrus Capital Partners GP, L.L.C., its managing member

By:	/s/ Stephen C. Freidheim
Name: Stephen C. Freidheim Title: Manager

CYRUS OPPORTUNITIES MASTER FUND II, LTD.

By:	/s/ Stephen C. Freidheim
Name: Stephen C. Freidheim Title: Authorized signatory

CYRUS SELECT OPPORTUNITIES MASTER FUND, LTD.

By:	/s/ Stephen C. Freidheim
Name: Stephen C. Freidheim Title: Authorized signatory

CYRUS CAPITAL PARTNERS GP, L.L.C.

By:	/s/ Stephen C. Freidheim
Name: Stephen C. Freidheim Title: Manager

CYRUS CAPITAL ADVISORS, L.L.C. By: Cyrus Capital Partners GP, L.L.C., its managing member

By:	/s/ Stephen C. Freidheim
Name: Stephen C. Freidheim Title: Manager

FBC HOLDINGS, S.á r.l. By: Cyrus Capital Partners, L.P., as investment manager of the shareholders By: Cyrus Capital Partners GP, L.L.C., its general partner

By:	/s/ Stephen C. Freidheim
Name: Stephen C. Freidheim Title: Manager

By	: /s/ Stephen C. Freidheim
Stephen C. Freidheim, individually